EXHIBIT (23)

                 CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the use in the Registration Statement on Form S-8 of Mosinee Paper Corporation relating to the registration of 110,000 shares of its Common Stock, no par value, of our report dated February 2, 1995 which is incorporated by reference in the Registration Statement to Registrant's annual report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is a part of the Registration Statement.




                              WIPFLI ULLRICH BERTELSON CPAs
                              WIPFLI ULLRICH BERTELSON CPAs


October 19, 1995
Wausau, Wisconsin